Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc.
Reports
Third Quarter 2005 Results

-Company Reports Funds from Operations Per Share (Diluted) of $1.21, Up 8%
Over Third Quarter 2004, and Earnings Per Share (Diluted) of $0.56
for Third Quarter 2005 -

Highlights

  Third Quarter 2005 Funds from Operations (FFO) Per Share (Diluted) of $1.21
  Third Quarter 2005 Total Revenues Up 37%, FFO Available to Common Stockholders Up 18% and FFO Per Share (Diluted) Up 8% Over Third Quarter 2004
  Third Quarter 2005 Earnings Per Share (Diluted) of $0.56
  Executed 32 Leases for 343,000 Square Feet of Space
  Added Five Properties Aggregating 301,000 Square Feet
  Commenced Ground-Up Development of Three Properties Aggregating 339,000 Square Feet

PASADENA, CA. - October 31, 2005 -- Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the third quarter and nine months ended September 30, 2005.

For the third quarter of 2005, we reported total revenues of $63,752,000 and FFO available to common stockholders of $25,969,000, or $1.21 per common share (diluted), compared to total revenues of $46,459,000 and FFO available to common stockholders of $21,944,000, or $1.12 per common share (diluted), for the third quarter of 2004. Comparing the third quarter of 2005 to the third quarter of 2004, total revenues increased 37%, FFO available to common stockholders increased 18% and FFO per common share (diluted) increased 8%. For the nine months ended September 30, 2005, we reported total revenues of $178,008,000 and FFO available to common stockholders of $75,097,000, or $3.60 per common share (diluted), compared to total revenues of $132,655,000 and FFO available to common stockholders of $63,228,000, or $3.22 per common share (diluted), for the nine months ended September 30, 2004. Comparing the nine months ended September 30, 2005 to the nine months ended September 30, 2004, total revenues increased 34%, FFO available to common stockholders increased 19% and FFO per common share (diluted) increased 12%. FFO for the nine months ended September 30, 2004 included the impact of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted), recorded in the second quarter of 2004.

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. A reconciliation of GAAP net income available to common stockholders to FFO available to common stockholders, on both an aggregate and a per share diluted basis, is included in the financial information accompanying this press release. The primary reconciling item between GAAP net income available to common stockholders and FFO available to common stockholders is depreciation and amortization expense. Depreciation and amortization expense for the three months ended September 30, 2005 and 2004 was $14,073,000 and $10,574,000, respectively. Depreciation and amortization expense for the nine months ended September 30, 2005 and 2004 was $39,965,000 and $30,643,000, respectively. Net income available to common stockholders for the third quarter of 2005 was $11,969,000, or $0.56 per share (diluted), compared to net income available to common stockholders of $11,370,000, or $0.58 per share (diluted) for the third quarter of 2004. Net income available to common stockholders for the nine months ended September 30, 2005 was $35,186,000, or $1.69 per share (diluted), compared to net income available to common stockholders of $34,212,000, or $1.74 per share (diluted) for the nine months ended September 30, 2004. Net income available to common stockholders for the nine months ended September 30, 2004 included a gain on the sale of property of $1,627,000, or $0.08 per share (diluted), recorded in the first quarter of 2004, and also included the impact of the preferred stock redemption charge of $1,876,000, or $0.10 per share (diluted), recorded in the second quarter of 2004.

We executed a total of 32 leases during the third quarter of 2005 for approximately 343,000 square feet of space at 19 different properties (excluding month-to-month leases for approximately 41,000 square feet, which were effective during the quarter). Of this total, approximately 201,000 square feet were for new or renewal leases related to previously leased space and approximately 142,000 square feet were for redeveloped, developed or previously vacant space. Of the 142,000 square feet, approximately 66,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 76,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 2% higher (on a GAAP basis) than rental rates for expiring leases. Excluding two renewal leases for approximately 76,000 square feet related to one tenant in the East Bay submarket of San Francisco, rental rates for new or renewal leases for the third quarter of 2005 were on average approximately 7% higher (on a GAAP basis) than rental rates for expiring leases. For the nine months ended September 30, 2005 we executed a total of 77 leases for approximately 1,055,000 square feet of space at 44 different properties (excluding month-to-month leases). Of this total, approximately 472,000 square feet were for new or renewal leases related to previously leased space and approximately 583,000 square feet were for redeveloped, developed or previously vacant space. Of the 583,000 square feet, approximately 418,000 square feet were delivered from our redevelopment or development programs, with the remaining approximately 165,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 10% higher (on a GAAP basis) than rental rates for expiring leases. Excluding two renewal leases for approximately 76,000 square feet related to one tenant in the East Bay submarket of San Francisco, rental rates for new or renewal leases for the nine months ended September 30, 2005 were on average approximately 13% higher (on a GAAP basis) than rental rates for expiring leases.

During the third quarter of 2005, we added five properties aggregating approximately 301,000 square feet in the San Francisco Bay, Eastern Massachusetts, Suburban Washington D.C. and Seattle markets. The total consideration, including debt, for these properties was approximately $69.4 million. In connection with the acquisition of two of these properties, we assumed two secured notes payable aggregating approximately $5.6 million.

Based on our current view of existing market conditions and certain current assumptions, we have updated our prior guidance for FFO per share (diluted) and earnings per share (diluted) to the following:

	2005	2006
FFO per share (diluted)	$4.82	$5.14
Earnings per share (diluted)	$2.26	$2.45

Alexandria Real Estate Equities, Inc. is a publicly-traded real estate investment trust focused principally on the ownership, operation, management, acquisition and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to institutional (universities and not-for-profit institutions), pharmaceutical, biotechnology, life science product, service, biodefense and translational medicine entities, as well as government agencies. Our portfolio currently consists of 130 properties comprising approximately 8.4 million square feet of office/laboratory space.

As of September 30, 2005, approximately 84% of our leases (on a square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto. In addition, as of September 30, 2005, approximately 6% of our leases (on a square footage basis) required the tenants to pay a majority of operating expenses. Additionally, as of September 30, 2005, approximately 89% of our leases (on a square footage basis) provided for the recapture of certain capital expenditures and approximately 90% of our leases (on a square footage basis) contained effective annual rent escalations that are either fixed or indexed based on the consumer price index or another index.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws. Our actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                              Three Months         Three Months         Nine Months          Nine Months
                                                                Ended                Ended                Ended                 Ended
                                                           September 30, 2005    September 30, 2004  September 30, 2005    September 30, 2004
                                                           ------------------    ------------------  ------------------    ------------------
Income statement data
Total revenues                                             $       63,752        $       46,459      $      178,008        $      132,655

Expenses
  Rental operations                                                14,360                10,178              39,773                27,708
  General and administrative                                        5,993                 3,662              15,180                11,112
  Interest                                                         13,160                 6,626              35,729                20,261
  Depreciation and amortization                                    14,073                10,565              39,948                30,615
                                                           ------------------    ------------------   ------------------   ------------------
                                                                   47,586                31,031             130,630                89,696
Minority interest                                                     234                   --                  257                  --
                                                           ------------------    ------------------   ------------------   ------------------
Income from continuing operations                                  15,932                15,428              47,121                42,959

Income from discontinued operations, net                               59                    36                 132                 1,732
                                                           ------------------    ------------------   ------------------   ------------------
Net income                                                         15,991                15,464              47,253                44,691

Dividends on preferred stock                                        4,022                 4,094              12,067                 8,603
Preferred stock redemption charge                                     --                    --                  --                  1,876
                                                           ------------------    ------------------   ------------------   ------------------
Net income available to common stockholders                $       11,969        $       11,370       $      35,186        $       34,212
                                                           ==================    ==================   ==================   ==================

Weighted average shares of common stock outstanding
    Basic                                                       21,091,183            19,352,670           20,504,633           19,281,678
                                                           ==================    ==================   ==================   ==================
    Diluted                                                     21,486,731            19,668,360           20,857,755           19,614,092
                                                           ==================    ==================   ==================   ==================

Earnings per share - basic:
   Continuing operations (net of preferred stock dividends
        and preferred stock redemption charge)             $       0.57          $        0.59        $       1.71         $        1.68
   Discontinued operations, net                                      --                     --                0.01                  0.09
                                                           ------------------    ------------------   ------------------   ------------------
   Earnings per share - basic                              $       0.57          $        0.59        $       1.72         $        1.77
                                                           ==================    ==================   ==================   ==================
Earnings per share - diluted:
   Continuing operations (net of preferred stock dividends
        and preferred stock redemption charge)             $       0.56          $        0.58        $       1.68         $        1.65
   Discontinued operations, net                                      --                     --                0.01                  0.09
                                                           ------------------    ------------------   ------------------   ------------------
   Earnings per share - diluted                            $       0.56          $        0.58        $       1.69         $        1.74
                                                           ==================    ==================   ==================   ==================

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Financial Information
(Unaudited)

Funds from Operations

Generally accepted accounting principles ("GAAP") basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the miscorrelation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

The following table presents a reconciliation of net income available to common stockholders, the most directly comparable GAAP financial measure to FFO, to funds from operations available to common stockholders for the three and nine months ended September 30, 2005 and 2004 (in thousands, except per share data):

                                                                    Three Months        Three Months        Nine Months         Nine Months
                                                                       Ended               Ended               Ended               Ended
                                                                 September 30, 2005  September 30, 2004  September 30, 2005  September 30, 2004
                                                                 ------------------  ------------------  ------------------  ------------------
Reconciliation of net income available to common stockholders to funds from operations available to common stockholders

Net income available to common stockholders (1)                  $      11,969       $      11,370       $      35,186       $      34,212
Add:
   Depreciation and amortization (2)                                    14,073              10,574              39,965              30,643
   Minority interest                                                       234                 --                  257                 --
Subtract:
   Gain on sales of property (3)                                           (36)                --                  (36)             (1,627)
   FFO allocable to minority interest                                     (271)                --                 (275)                --
                                                                 ------------------  ------------------  ------------------  ------------------
Funds from operations available to common stockholders (1)       $      25,969       $      21,944       $      75,097       $      63,228
                                                                 ==================  ==================  ==================  ==================
FFO per share (1)
   Basic                                                         $        1.23       $        1.13       $        3.66       $        3.28
                                                                 ==================  ==================  ==================  ==================
   Diluted                                                       $        1.21       $        1.12       $        3.60       $        3.22
                                                                 ==================  ==================  ==================  ==================

Reconciliation of earnings per share (diluted) to
   FFO per share (diluted)

Earnings per share (diluted) (1)                                 $       0.56        $        0.58       $        1.69       $        1.74
   Depreciation and amortization (2)                                     0.65                 0.54                1.92                1.56
   Minority interest                                                     0.01                  --                 0.01                 --
   Gain on sales of property (3)                                          --                   --                  --                (0.08)
   FFO allocable to minority interest                                   (0.01)                 --                (0.01)                --
                                                                 ------------------  ------------------  ------------------  ------------------
FFO per share (diluted) (1)                                      $       1.21        $        1.12       $        3.60       $        3.22
                                                                 ==================  ==================  ==================  ==================

  During the second quarter of 2004, the Company elected to redeem its 9.5% Series A cumulative redeemable preferred stock. Accordingly, in compliance with Emerging Issues Task Force Topic D-42, the Company recorded a charge of $1,876,000, or $0.10 per share (diluted).
  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").
  Gain on sales of property relates to the disposition of one property in the Southeast market during the third quarter of 2005, and one property in the Suburban Washington D.C. market during the first quarter of 2004. Gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                                           For the Three Months Ended

                                                      09/30/2005     06/30/2005   03/31/2005    12/31/2004   09/30/2004
Operational data                                      -----------    -----------  -----------   -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    48,814    $    45,699  $    43,731   $    39,660  $    35,867
   Tenant recoveries                                      13,588         11,449       11,587         9,504        9,608
   Other income                                            1,350          1,069          721         1,262          984
                                                      -----------    -----------  -----------   -----------  -----------
   Total                                             $    63,752    $    58,217  $    56,039   $    50,426  $    46,459
                                                      ===========    ===========  ===========   ===========  ===========

Funds from operations per share - diluted (b)        $      1.21    $      1.20  $      1.19   $      1.18  $      1.12
Dividends per share on common stock                  $      0.68    $      0.68  $      0.66   $      0.66  $      0.64
Dividend payout ratio (common stock)                        59.0%          56.8%        58.9%         55.6%        56.8%
Straight line rent                                   $     3,020    $     3,305  $     2,836   $     3,047  $     3,065

                                                                                  As of
                                                      09/30/2005     06/30/2005   03/31/2005    12/31/2004   09/30/2004
Other data                                            -----------    -----------  -----------   -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   22,437,761     21,204,620   21,075,793    19,594,418   19,460,642
Number of properties (c)
   Acquired/added/completed during period                      5              5            6            11            7
   Sold/reconstructed during period                           (1)            --           --            --           --
   Owned at end of period                                    129            125          120           114          103
Square feet (c)
   Acquired/added/completed during period                301,458        333,788      341,075       934,608      477,659
   Sold/reconstructed/expanded during period             (16,500)            --           --            --           --
   Owned at end of period                              8,388,255      8,103,297    7,769,509     7,428,434    6,493,826

Debt to total market capitalization (d)
Total debt                                           $ 1,271,698    $ 1,301,934  $ 1,217,917   $ 1,186,946  $   847,046
Preferred stock                                          196,420        197,474      194,692       199,360      198,266
Common stock                                           1,855,378      1,557,479    1,356,860     1,458,217    1,278,953
                                                      -----------    -----------  -----------   -----------  -----------
Total market capitalization                          $ 3,323,496    $ 3,056,887  $ 2,769,469   $ 2,844,523  $ 2,324,265
                                                      ===========    ===========  ===========   ===========  ===========
Debt to total market capitalization ratio                   38.3%          42.6%        44.0%         41.7%        36.4%

  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  See page 5 for a reconciliation of earnings per share to FFO per share.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".
  Debt to market capitalization is the ratio of total debt (secured notes payable and unsecured line of credit and unsecured term loan) to total market capitalization. Total market capitalization is equal to the outstanding shares of preferred stock and common stock times the related closing stock prices at each quarter end date, plus total debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
(In thousands)

                                                        September 30,  December 31,
                                                            2005           2004
                                                        ------------   ------------
                                                        (Unaudited)
Assets

  Rental properties, net                               $  1,695,956  $   1,427,853
  Properties under development                              279,425        252,249
  Cash and cash equivalents                                   4,551          3,158
  Tenant security deposits and other restricted cash         19,434         17,669
  Tenant receivables                                          3,265          2,542
  Deferred rent                                              48,329         43,166
  Investments                                                77,101         67,419
  Other assets                                               68,738         58,228
                                                       ------------- --------------
     Total assets                                      $  2,196,799  $   1,872,284
                                                       ============= ==============

Liabilities and Stockholders' Equity
  Secured notes payable                                $    666,698  $     638,946
  Unsecured line of credit and unsecured term loan          605,000        548,000
  Accounts payable, accrued expenses and
   tenant security deposits                                  65,454         48,581
  Dividends payable                                          18,892         16,284
                                                       ------------- --------------
     Total liabilities                                    1,356,044      1,251,811
                                                       ------------- --------------
  Minority interest                                          20,132             --
  Stockholders' equity:
   Series B preferred stock                                  57,500         57,500
   Series C preferred stock                                 129,638        129,638
   Common stock                                                 224            196
   Additional paid-in capital                               604,357        414,028
   Retained earnings                                             --          5,267
   Accumulated other comprehensive income                    28,904         13,844
                                                       ------------- --------------
     Total stockholders' equity                             820,623        620,473
                                                       ------------- --------------
       Total liabilities and stockholders' equity      $  2,196,799  $   1,872,284
                                                       ============= ==============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2005
(Dollars in thousands)
(Unaudited)

Principal Maturities/Rates
                                  Secured Debt                     Unsecured Debt
                          ----------------------------      ----------------------------
                                           Weighted                          Weighted
                                            Average                           Average
         Year               Amount       Interest Rate(1)     Amount       Interest Rate(2)
-----------------------  ------------    -------------      -----------    -------------
         2005            $     1,916         6.15%         $        --          --
         2006                188,565         6.15%                  --          --
         2007                 62,399         6.36%             355,000         5.21%
         2008                115,629         6.28%                  --          --
         2009                 40,172         6.82%             250,000         5.11%
      Thereafter             253,456         6.80%                  --          --
                         ------------                       -----------
       Subtotal              662,137                           605,000
  Unamortized Premium          4,561                                --
                         ------------                       -----------
         Total           $   666,698                       $   605,000
                         ============                       ===========

Secured and Unsecured Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   666,698      52.4%     6.14%         3.9 Years
Unsecured Debt          605,000      47.6%     5.17%         3.1 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,271,698     100.0%     5.68%         3.5 Years
                     ===========   ======= ==============   ===========

Fixed and Floating Rate Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   482,760      38.0%     6.43%         5.1 Years
Floating Rate Debt      788,938 (3)  62.0%     5.22%     (3) 2.5 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,271,698     100.0%     5.68%         3.5 Years
                     ===========   ======= ==============   ===========

  The weighted average interest rate related to our secured debt is calculated based on the outstanding debt as of October 1st for 2005, and as of January 1st for each year thereafter.
  The weighted average interest rates related to our unsecured line of credit and unsecured term loan are calculated based on borrowings outstanding as of September 30, 2005.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
September 30, 2005
(Dollars in thousands)
(Unaudited)

                                                    Effective at
                                        Notional    September 30,  Interest
Transaction Dates   Effective Dates     Amounts         2005      Pay Rates    Termination Dates
------------------ ------------------  ---------- -------------- ------------  -----------------

November 2002      June 1, 2003       $   25,000   $     25,000     3.115%     December 31, 2005

November 2002      June 1, 2003           25,000         25,000     3.155%     December 31, 2005

December 2002      January 2, 2003        25,000         25,000     3.285%     June 30, 2006

December 2002      January 2, 2003        25,000         25,000     3.285%     June 30, 2006

December 2003      December 31,2004       50,000         50,000     3.000%     December 30, 2005

December 2003      December 30, 2005      50,000             --     4.150%     December 29, 2006

December 2003      December 29, 2006      50,000             --     5.090%     October 31, 2008

March 2004         December 31, 2004      25,000         25,000     2.956%     December 31, 2006

March 2004         December 31, 2004      25,000         25,000     2.956%     December 31, 2006

April 2004         April 29, 2005         50,000         50,000     3.140%     April 28, 2006

April 2004         April 28, 2006         50,000             --     4.230%     April 30, 2007

April 2004         April 30, 2007         50,000             --     4.850%     April 30, 2008

June 2004          June 30, 2005          50,000         50,000     4.343%     June 30, 2007

December 2004      December 31, 2004      50,000         50,000     3.590%     January 2, 2008

December 2004      January 3, 2006        50,000             --     3.927%     July 1, 2008

May 2005           December 30, 2005      25,000             --     4.120%     November 30, 2006

May 2005           June 30, 2006          50,000             --     4.270%     June 29, 2007

May 2005           November 30, 2006      25,000             --     4.330%     November 30, 2007

May 2005           June 29, 2007          50,000             --     4.400%     June 30, 2008

May 2005           November 30, 2007      25,000             --     4.460%     November 28, 2008

May 2005           June 30, 2008          50,000             --     4.509%     June 30, 2009

May 2005           November 28, 2008      25,000             --     4.615%     November 30, 2009
                                                  --------------
Total Interest Rate Swap Agreements in Effect at
 9/30/05            $    350,000
                                                  ==============
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
September 30, 2005
(Dollars in thousands)

                                                       September 30, 2005                   June 30, 2005
                                         -----------------------------------------------    -------------
                                          Number of   Rentable    Annualized  Occupancy       Occupancy
                                         Properties  Square Feet  Base Rent  Percentage      Percentage
                                         ----------- -----------  ---------- -----------    -------------
Markets
California - Pasadena                             1      31,343         807        98.9%        98.9%
California - San Diego                           22   1,052,304      28,858        92.8%        94.4%
California - San Francisco Bay                   15   1,043,737      30,904        97.6%        97.1%
Eastern Massachusetts                            21   1,208,686      33,644        93.0%        93.8%
New Jersey/Suburban Philadelphia                  7     458,623       7,827        98.5%        98.5%
Southeast                                         7     383,891       6,636        83.8%(1)     84.1%
Suburban Washington D.C.                         31   2,405,311      49,495        97.8%        96.6%
Washington - Seattle                             11     821,543      23,560        87.3%        90.6%
International - Canada                            1      68,000       2,595       100.0%       100.0%
                                         ----------- -----------  ---------- -----------    -------------
Total                                           116   7,473,438  $  184,326        94.7%(2)     94.7%
                                         =========== ===========  ========== ============================
  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes 13 properties under full or partial redevelopment. The total rentable square feet associated with these properties was 914,817, of which 465,713 square feet were under redevelopment as of September 30, 2005. Including properties under full or partial redevelopment, occupancy as of September 30, 2005 was 89.5%. See page 16 for additional information on our redevelopment program.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          9/30/05     9/30/04   % Change      9/30/05     9/30/04   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   36,886  $   36,086       2.2%   $   36,280  $   33,895      7.0%
Operating expenses           7,879       7,555       4.3%        7,879       7,555      4.3%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   29,007  $   28,531       1.7%   $   28,401  $   26,340      7.8% (3)
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Nine Months Ended                   Nine Months Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          9/30/05     9/30/04   % Change      9/30/05     9/30/04   % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $  104,316  $  101,470       2.8%   $  101,375  $   94,945      6.8%
Operating expenses          20,975      19,745       6.2%       20,975      19,745      6.2%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   83,341  $   81,725       2.0%   $   80,400  $   75,200      6.9% (3)
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented ("Third Quarter Same Properties" for the Quarter periods and "Nine Months Same Properties" for the Nine Month periods). Properties under redevelopment are excluded from same property results.

  Revenue less operating expenses computed under GAAP is total revenue associated with the Third Quarter Same Properties and the Nine Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and the Nine Months Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarters ended September 30, 2005 and 2004 for the Third Quarter Same Properties were $606,000 and $2,191,000, respectively. Straight-line rent adjustments for the nine months ended September 30, 2005 and 2004 for the Nine Months Same Properties were $2,941,000 and $6,525,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.
  Revenue less operating expenses on a cash basis for the Third Quarter Same Properties and the Nine Months Same Properties were impacted by prepayment of a portion of rents due under two leases of $865,000 and $1,719,000, respectively. Pursuant to SFAS 13, "Accounting for Leases", these payments are recognized on a straight-line basis over the lease term. Excluding the impact of these leases, the percentage change in revenue less operating expenses on a cash basis for the Third Quarter Same Properties and the Nine Months Same Properties would have been 4.6% and 4.5%, respectively. Excluding these amounts, straight-line rent adjustments for the quarters ended September 30, 2005 and 2004 for the Third Quarter Same Properties were $1,471,000 and $2,191,000, respectively, and straight-line rent adjustments for the nine months ended September 30, 2005 and 2004 for the Nine Months Same Properties were $4,660,000 and $6,525,000, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended September 30, 2005

                                                                                     TI's/Lease
                                                                            Rental   Commissions  Average
                                     Number    Square   Expiring     New     Rate        Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes  Square Foot   Terms
                                    --------- --------- --------- --------- -------  ----------- ---------
Leasing Activity
  Lease Expirations
    Cash Basis                         42      306,940   $24.30      --       --         --         --
    GAAP Basis                         42      306,940   $23.81      --       --         --         --
  Renewed/Releasable Space Leased
    Cash Basis                         13      200,677   $24.69    $25.22    2.1%  (1)   $0.25    4.2 years
    GAAP Basis                         13      200,677   $23.86    $24.30    1.8%  (1)   $0.25    4.2 years
  Month-to-Month Leases In Effect
    Cash Basis                         23      41,326    $25.31    $25.34     --         --         --
    GAAP Basis                         23      41,326    $25.32    $25.33     --         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         19      142,229     --      $21.96     --       $13.16    8.8 years
    GAAP Basis                         19      142,229     --      $22.64     --       $13.16    8.8 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                         32      342,906     --      $23.87     --        $5.61    6.1 years
    GAAP Basis                         32      342,906     --      $23.61     --        $5.61    6.1 years
  Including Month-to-Month Leases
    Cash Basis                         55      384,232     --      $24.03     --         --         --
    GAAP Basis                         55      384,232     --      $23.79     --         --         --

(1) Excluding two renewal leases for 76,000 square feet related to one tenant in the East Bay submarket of San Francisco, rental rates for renewed/ released space were on average 3.2% higher than rental rates for expiring leases on a Cash Basis and 7.1% higher than rental rates for expiring leases on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Nine Months Ended September 30, 2005

                                                                                      TI's/Lease
                                                                            Rental   Commissions  Average
                                     Number    Square   Expiring     New     Rate        Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes  Square Foot   Terms
                                    --------- --------- --------- --------- -------  ----------- ---------
Leasing Activity
  Lease Expirations
    Cash Basis                         74      767,707   $24.40      --       --         --         --
    GAAP Basis                         74      767,707   $24.98      --       --         --         --
  Renewed/Releasable Space Leased
    Cash Basis                         30      472,298   $22.91    $23.93    4.5%  (1)   $1.00    4.5 years
    GAAP Basis                         30      472,298   $22.37    $24.51    9.6%  (1)   $1.00    4.5 years
  Month-to-Month Leases In Effect
    Cash Basis                         23       41,326   $25.22    $25.34     --         --         --
    GAAP Basis                         23       41,326   $25.22    $25.33     --         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                         47      582,581     --      $24.54     --       $14.25    8.0 years
    GAAP Basis                         47      582,581     --      $25.66     --       $14.25    8.0 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                         77     1,054,879    --      $24.27     --        $8.32    6.4 years
    GAAP Basis                         77     1,054,879    --      $25.14     --        $8.32    6.4 years
  Including Month-to-Month Leases
    Cash Basis                         100    1,096,205    --      $24.31     --         --         --
    GAAP Basis                         100    1,096,205    --      $25.15     --         --         --

(1) Excluding two renewal leases for 76,000 square feet related to one tenant in the East Bay submarket of San Francisco, rental rates for renewed/ released space were on average 5.3% higher than rental rates for expiring leases on a Cash Basis and 12.9% higher than rental rates for expiring leases on a GAAP basis.

  ALEXANDRIA REAL ESTATE EQUITIES, INC.

  Summary of Lease Expirations

  September 30, 2005

                                 Square         Percentage of      Annualized Base Rent
Year of Lease  Number of       Footage of     Aggregate Portfolio    of Expiring Leases
 Expiration  Leases Expiring  Expiring Leases  Leased Square Feet   (per square foot)
------------ --------------   -------------   -----------------    ------------------

    2005           45      (1)   179,047             2.4%                $24.51
    2006           57            953,463             12.7%               $24.89
    2007           32            711,897             9.5%                $27.06
    2008           21            546,643             7.3%                $26.69
    2009           24            463,066             6.2%                $21.56

                                        Square Footage of Expiring Leases
              Markets                       2005                2006
-----------------------------------      -----------         -----------

California - Pasadena                           --                9,493
California - San Diego                       18,478             241,383
California - San Francisco Bay               25,081             104,187
Eastern Massachusetts                        37,295             158,779
New Jersey/Suburban Philadelphia              7,651              12,239
Southeast                                     2,069              76,810
Suburban Washington D.C.                     52,982             297,389
Washington - Seattle                         35,491              53,183
International - Canada                          --                  --
                                         -----------         -----------
Total                                       179,047 (1)         953,463
                                         ===========         ===========

  (1) Includes 23 month-to-month leases for approximately 41,000 square feet.

  ALEXANDRIA REAL ESTATE EQUITIES, INC.
  Summary of Properties Under Development
  September 30, 2005

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

San Diego	4Q07	64,000
San Francisco Bay	4Q07	121,000
San Francisco Bay	4Q07	154,000
Southeast	4Q05	46,000
Southeast	1Q06	48,000
Suburban Washington D.C.	2Q06	73,000
Seattle	1Q06	50,000 (1)
Total		556,000

    Excludes certain phases of a property which were previously delivered to tenants.

  As required under GAAP, interest is being capitalized on these ground-up development projects as activities are ongoing to bring these assets to their intended use.

  In addition to properties under development, as of September 30, 2005, our asset base contains strategically located ground-up development opportunities for approximately 4.5 million rentable square feet of office/laboratory space with an aggregate cost basis of approximately $182 million.

  ALEXANDRIA REAL ESTATE EQUITIES, INC.
  Summary of Properties Under Redevelopment
  September 30, 2005

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Under
Markets	Dates	of Property	Redevelopment

San Diego	4Q05	18,173	7,814
San Diego	2Q06	17,590	17,590
San Diego	3Q06	71,510	71,510
San Diego	3Q07	87,140	87,140
San Francisco Bay	1Q06	140,143	24,039
San Francisco Bay	3Q06	60,000	30,000
Eastern Massachusetts	1Q07	45,820	17,187
Eastern Massachusetts	2Q06	115,179	33,539
New Jersey/Suburban Philadelphia	2Q06	42,600	22,409
Southeast	1Q06	60,519	33,321
Suburban Washington D.C.	1Q06	131,415	44,208
Suburban Washington D.C.	3Q06	92,449	60,443
Seattle	2Q06	32,279	16,513
Total		914,817	465,713

  Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to that portion of space actively undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of September 30, 2005 was 49% and is not included in the occupancy of the operating portfolio. In addition to properties under active redevelopment, as of September 30, 2005 our asset base contains opportunities for a permanent change of use to office/laboratory space through redevelopment aggregating approximately 1.0 million rentable square feet.

  ALEXANDRIA REAL ESTATE EQUITIES, INC.

  Summary of Capital Costs

  For the Nine Months Ended September 30, 2005

  (In thousands)

Property-related capital expenditures (1)	$ 1,937
Leasing costs (2)	$ 282
Property-related redevelopment costs	$ 58,631
Property-related development costs	$ 60,841

    Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 89% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
    Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space.

  ALEXANDRIA REAL ESTATE EQUITIES, INC.
  Conference Call Information
  For the Third Quarter and Nine Months Ended September 30, 2005

  Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the third quarter and nine months ended September 30, 2005:

Date:	October 31, 2005
Time:	3:00 P.M. Eastern Standard Time
Phone Number:	(913) 981-5509
Confirmation Code:	7249189